UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 1, 2010

Adherex Technologies Inc.
(Exact Name of Registrant as Specified in Its Charter)

Canada	001-32295	20-0442384
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Eastowne Drive, Suite 140, Chapel Hill , North Carolina 27514
(Address of Principal Executive Offices) (Zip Code)

919-636-4530
(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 16, 2010, Adherex Technologies, Inc. (the “Company”) filed a Current Report on Form 8-K detailing a press release announcing financial results for its fiscal quarter ended June 30, 2010. On November 1, 2010, the Company issued a press release indicating that it would restate the financial results for that quarter.  The full text of the press release is furnished as Exhibit 99.1.  The Company did not file a Form 10-Q for the quarter ended June 30, 2010 with the SEC.

On November 1, 2010, the Audit Committee and the Board of Directors, in consultation with the Company’s auditors, concluded that the previously issued financial statements for the three and six month periods ending June 30, 2010 should be restated.  The financial statements are being adjusted to accurately reflect (1) the stock-based compensation for 67,692,821 stock options with service inception in June 2010; (2) the classification of the Company’s 240,066,664 warrants as derivative financial instruments and recorded at their fair value as long-term liability on the Company’s balance sheet; and (3) an accrual for professional services to be rendered to the Company.  The stock-based compensation has been adjusted to a recorded expense for the period ending June 30, 2010 as a result of a service inception date of June 24, 2010 for employment and independent board agreements with option grants subject to shareholder approval received on June 24, 2010.  Under FASB ASC 815-40, the warrants issued as part of the Company’s first closing of the private placement on April 30, 2010 have been treated as derivative financial instruments and recorded at their fair value as a liability.  The restatement increases the Company’s net loss and comprehensive loss for the three and six months ended June 30, 2010 by $2,135,000.

Except for historical information described herein, all statements set forth in this report are forward-looking.  Forward-looking statements in this report are subject to certain risks and uncertainties inherent in the Company's business that could cause actual results to vary, including such risks that regulatory clinical and guideline developments may change, scientific data may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, clinical results may not be replicated in actual patient settings, protection offered by the Company's patents and patent applications may be challenged, invalidated or circumvented by its competitors, the available market for the Company's products will not be as large as expected, the Company's products will not be able to penetrate one or more targeted markets, revenues will not be sufficient to fund further development and clinical studies, the Company may not meet its future capital needs, and its ability to obtain additional funding, as well as uncertainties relative to varying product formulations and a multitude of diverse regulatory and marketing requirements in different countries and municipalities, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2009. Adherex Technologies, Inc. disclaims any obligation to update these forward-looking statements except as required by law.

Item 9.01           Financial Statements and Exhibits.

Exhibits

99.1           Press Release issued by Adherex Technologies, Inc. dated November 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 1, 2010	Adherex Technologies Inc.

	By:	/s/ Robert Andrade
Chief Financial Officer